Exhibit 4.6

Execution Copy

Dated 11 May 2020

LINDE PLC

as Issuer and Guarantor

and

LINDE FINANCE B.V.

as Issuer

and

DEUTSCHE BANK AKTIENGESELLSCHAFT

as Fiscal Agent and Paying Agent

FISCAL AGENCY AGREEMENT

relating to the

EUR 10,000,000,000 Debt Issuance Programme

of Linde plc and Linde Finance B.V.

Ref: PWZ

Linklaters LLP

Table of Contents

Contents		Page
1	Definitions and Interpretation	1

2	Appointment of Fiscal Agent and Paying Agent(s)	4

3	The Notes	5

4	Issuance of Notes	5

5	Exchange of Notes	8

6	Payments	8

7	Miscellaneous Duties of the Fiscal Agent and the Paying Agent(s)	9

8	Appointment and Duties of the Calculation Agent	12

9	Early Redemption of Notes	13

10	Fees and Expenses	13

11	Terms of Appointment	14

12	Warranties and Undertakings	15

13	Know-your Customer	16

14	Changes in Agents	16

15	Merger and Consolidation	17

16	Notification of Changes in Agents	18

17	Communication between the Parties	18

18	Taxes and Stamp Duties	18

19	Power of Attorney	18

20	Notices and Communications	18

21	Governing Law, Place of Jurisdiction and Process Agent	20

22	Severability and Partial Invalidity	20

23	Amendment	21

24	Counterparts	21

Schedule 1 Part I: German language form of Global Note		22

Schedule 1 Part II: English language form of Global Note		35

Schedule 2 Specific duties of the Fiscal Agent in the case of NGNs		43

Schedule 3 The Specified Offices of the Fiscal Agent and Paying Agent		44

Schedule 4 Part I: English Language Form of a Put Exercise Notice in case of an early redemption at the option of a holder		45

Schedule 4 Part II: German Language Form of a Put Exercise Notice in case of an early redemption at the option of a holder		47

Signature Page to the Fiscal Agency Agreement		S-1

i

This FISCAL AGENCY AGREEMENT (the “Agreement”) is made on 11 May 2020

BETWEEN

(1)	LINDE PLC (“Linde plc” or, in the case of issues of Notes by Linde Finance B.V., the “Guarantor”);

(2)	LINDE FINANCE B.V. (“Linde Finance”); and

(3)

DEUTSCHE BANK AKTIENGESELLSCHAFT (the “Fiscal Agent” and “Paying Agent”, which expressions shall include any successor agent appointed in accordance with Clause 13), and, in case any additional paying agent has been appointed, the “Paying Agents”).

RECITALS:

(A)

Linde plc is a public limited company incorporated under the laws of Ireland with its registered office in Dublin, Republic of Ireland and registered in Ireland with registration number 602527. Linde plc is the parent company of the Group (as defined below).

(B)

Linde Finance is a private company with limited liability incorporated under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid) with its registered office in Amsterdam and registered in the Dutch Trade Register of the Chamber of Commerce (the “Dutch Trade Register”) under number 34115238. Linde plc is the ultimate parent company of Linde Finance B.V.

(C)

Linde plc and Linde Finance have established a programme (the “Programme”) for the issuance of Notes (as defined herein) in connection with which they have entered into a dealer agreement dated of even date herewith (the “Dealer Agreement”) with the financial institutions named therein (the “Dealers”, which expression shall include any new dealers appointed, and exclude any institution whose appointment as a dealer has been terminated, in accordance with the Dealer Agreement).

(D)	The parties hereto wish to record the arrangements made between them in relation to the services of Deutsche Bank Aktiengesellschaft in relation to the Programme.

(E)

Notes may be issued on a listed or unlisted basis. Linde plc and Linde Finance have caused an application to be made to the Luxembourg Stock Exchange for Notes issued under the Programme to be listed on the Euro MTF Market. In connection with such application they have procured the preparation of the Prospectus (as defined herein). Notes may be listed on such other stock exchange or stock exchanges as the relevant Issuer and the relevant Dealer(s) may agree.

IT IS HEREBY AGREED as follows:

1	Definitions and Interpretation

1.1	Definitions. In this Agreement:

“Agents” means the Fiscal Agent, the Calculation Agent, the Paying Agent(s) or any of them.

“Calculation Agent” means, in relation to any Series of Notes, the institution appointed as calculation agent for the purposes of such Notes and named as such in the relevant Final Terms, in the case of the Fiscal Agent, pursuant to Clause 8 hereof, in the case of a Dealer or any other institution, pursuant to Clause 16 of the Dealer Agreement and, in any case, any successor to such institution in its capacity as such.

1

“CBF” means Clearstream Banking AG, Frankfurt am Main, Germany.

“CBL” means Clearstream Banking S.A., Luxembourg.

“Clearing System” has the meaning set forth in § 1(4) of the Terms and Conditions.

“Common Safekeeper” means an ICSD in its capacity as common safekeeper or a person nominated by the ICSDs to perform the role of common safekeeper.

“Conditions” means in relation to any Tranche of Notes, the set of terms and conditions applicable to such Tranche of Notes as set out in the Prospectus and as determined and completed by the relevant Final Terms as described therein. The Conditions may be documented either by (i) replicating the relevant provisions of Option I or Option II, and completing the relevant placeholders in Option I or Option II, as relevant, in which case the replicated and completed provisions of Option I or Option II alone shall constitute the Conditions applicable to any Tranche of Notes, or by (ii) referring to the relevant provisions of Option I or Option II in Part I of the Final Terms only, in which case Option I or Option II and the relevant Final Terms taken together shall constitute the Conditions applicable to any Tranche of any Series of Notes. The Conditions will be attached to each Global Note representing the Notes.

“Euroclear” means Euroclear Bank SA/NV, Brussels.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Frankfurt business day” means a day (other than Saturdays and Sundays) on which commercial banks and foreign exchange markets are open for business (including dealings in foreign exchange and foreign currency deposits) in Frankfurt am Main.

“Global Note” means a Temporary Global Note or a Permanent Global Note, as applicable.

“Group” means Linde plc and its consolidated subsidiaries taken as a whole.

“Guarantee” means the Guarantee dated May 2020, substantially in the form set out in the Prospectus, executed by the Guarantor and the Fiscal Agent in respect of Notes issued by Linde Finance.

“Holder” means in respect of Notes deposited with any Clearing System or other central securities depositary, any holder of a proportionate co-ownership or other beneficial interest or right in the Notes so deposited, and otherwise the bearer of a Note.

“Interest Commencement Date” means, in the case of interest-bearing Notes, the date specified in the applicable Final Terms from (and including) which such Notes bear interest, which may or may not be the Settlement Date.

“Issue Price” means the price, generally expressed as a percentage of the principal amount of the Notes, at which the Notes will be issued.

“Issuer” means each of Linde plc and Linde Finance as issuer or proposed issuer of Notes and “Issuers” means Linde plc and Linde Finance acting together; “relevant Issuer” means, in relation to any Series, the Issuer which has concluded, or is negotiating, an agreement with the Relevant Dealer(s) to issue, or which has issued, the Notes of that Series.

“Luxembourg Listing Agent” means Deutsche Bank Luxembourg S.A., Luxembourg.

2

“NGN” means a Temporary Global Note or a Permanent Global Note in the form of a New Global Note.

“Note” means any note in bearer form, including any Global Note, issued or to be issued by any Issuer under the Programme.

“Permanent Global Note” means a permanent global note substantially in the form set out in Schedule 1 (or in such other form as may be agreed between the relevant Issuer, the Guarantor (if Linde Finance is the Relevant Issuer), the Fiscal Agent and the Relevant Dealer) issued or to be issued (if indicated in the applicable Final Terms) by the Issuer pursuant to this Agreement in exchange for the whole or part of a Temporary Global Note issued in respect of Notes of the same Tranche.

“Prospectus” means the base prospectus relating to the Notes in accordance with Part IV of the Luxembourg Prospectus Law, prepared in connection with the listing of Notes issued under the Programme on the Euro MTF Market, as supplemented or updated from time to time, including, in relation to each Tranche of Notes, the Final Terms relating to such Tranche and such other documents as are from time to time incorporated therein by reference.

“Relevant Agreement” means an agreement between the relevant Issuer and any Dealer(s) for the sale by the relevant Issuer and the purchase by the Dealer(s) of any Notes.

“Relevant Dealer” means, in respect of any Tranche of Notes, the institution specified as such in the relevant Final Terms.

“Specified Office” of any Agent means the office specified against its name in Schedule 3 hereto or, in the case of any Agent not originally party hereto, specified in its terms of appointment (or, in the case of a Calculation Agent which is a Dealer, specified for the purposes of Clause 15 of the Dealer Agreement) or such other office in the same country as such Agent may specify by notice to the Issuer and the other parties hereto in accordance with Clause 14.9.

“Temporary Global Note” means a temporary global note substantially in the form set out in Schedule 1 to this Agreement (or in such other form as may be agreed between the relevant Issuer, the Guarantor (if Linde Finance is the Relevant Issuer), the Fiscal Agent and the Relevant Dealer) and initially representing Notes of the same Tranche.

“Terms and Conditions” means the set of terms and conditions of Option I or Option II, as the case may be, substantially in the form set out in the Prospectus.

“Tranche” means Notes issued hereunder which are identical in all respects (including as to listing).

1.2

Expressions. Expressions defined elsewhere in this Agreement shall have the meanings so indicated. Expressions defined in the Dealer Agreement and the sets of Terms and Conditions and not otherwise defined in this Agreement shall have the same meanings in this Agreement, except where the context otherwise requires.

1.3	References. All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof, if applicable.

All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by either Issuer under this Agreement shall have the meaning set out in § 4(6) of the Terms and Conditions.

3

All references in this Agreement to an agreement, instrument or other document (including, without limitation, this Agreement, the Dealer Agreement, the Guarantee, the Procedures Memorandum, the Notes and any Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, varied or supplemented from time to time.

2	Appointment of Fiscal Agent and Paying Agent(s)

2.1

Each of Linde plc and Linde Finance hereby appoint the Fiscal Agent, and the Fiscal Agent hereby agrees to act, as agent of each of Linde plc and Linde Finance in relation to Notes, upon the terms and subject to the conditions set out below, for the purposes of:

2.1.1	authenticating and delivering Global Notes;

2.1.2

in respect of Global Notes which are NGNs, that will not bear the original signature of the relevant Issuer due to their electronic transmission to CBL or Euroclear, as the case may be, as Common Safekeeper, giving effectuation instructions for each such Global Note;

2.1.3

exchanging or instructing the Relevant Clearing System to exchange Temporary Global Notes for Permanent Global Notes in accordance with the terms of such Temporary Global Notes and the Conditions and making, or procuring the making of, all notations on Global Notes as may be required, and, in respect of any exchange of Global Notes which are NGNs, instructing CBF, CBL and Euroclear to make appropriate entries in their records;

2.1.4	paying sums due on Global Notes and, if applicable the Guarantee, and, in respect of Global Notes which are NGNs, instructing CBL or Euroclear to make appropriate entries in their records;

2.1.5	determining the end of the restricted period applicable to each Tranche in the case that the Relevant Clearing System does not determine such period;

2.1.6	arranging on behalf and at the expense of Linde plc and Linde Finance for notices to be communicated to Holders;

2.1.7

ensuring that, as directed by the relevant Issuer (and with prior approval from the Fiscal Agent) where information is required to be provided by the relevant Issuer, all necessary action is taken to comply with any reporting requirements of any competent authority in respect of any relevant currency, except for Pound Sterling, as may be in force from time to time with respect to the Notes to be issued under the Programme;

2.1.8	acting as Calculation Agent in respect of Notes where named as such in the relevant Final Terms and agreed between the relevant Issuer and the Fiscal Agent; and

2.1.9	performing all other obligations and duties imposed upon it by the Conditions and this Agreement and, in relation to each issue of Notes, the Procedures Memorandum.

2.2

In relation to each issue of NGNs, the relevant Issuer hereby authorises and instructs the Fiscal Agent to elect CBL or Euroclear as Common Safekeeper. From time to time, the relevant Issuer and the Fiscal Agent may agree to vary this election. The relevant Issuer acknowledges that any such election is subject to the right of CBL and Euroclear to jointly determine that the other shall act as Common Safekeeper in relation to any such issue and agrees that no liability shall attach to the Fiscal Agent in respect of any such election made by it.

4

2.3

Each of Linde plc and Linde Finance hereby appoint the Paying Agent(s), and each of the Paying Agent(s) hereby agrees to act, as paying agent of the relevant Issuer and (if Linde Finance is the Relevant Issuer) the Guarantor in relation to the Notes, upon the terms and subject to the conditions set out below, for the purposes of paying sums due on Notes and, if applicable, the Guarantee, and of performing all other obligations and duties imposed upon it by the Conditions and this Agreement. The Relevant Dealer shall transfer the funds according to the deadlines of the Relevant Clearing System applicable to the relevant currency.

3	The Notes

3.1	Each Global Note shall:

3.1.1

be printed or typewritten in substantially the form (duly completed) set out in the relevant Schedule hereto (or in such other form as the relevant Issuer, the Fiscal Agent and the Relevant Dealer shall have agreed);

3.1.2

have attached thereto the Conditions which may consist of (i) the replicated relevant provisions of either Option I or Option II and the completed relevant placeholders in Option I, Option II, as relevant or (ii) Option I or Option II and the relevant Final Terms taken together;

3.1.3	be executed manually by two authorised signatories of the relevant Issuer;

3.1.4	be authenticated manually by or on behalf of the Fiscal Agent;

3.1.5	if the Global Note is an NGN, be effectuated manually by a Common Safekeeper; and

3.1.6	bear a unique serial number (if applicable).

3.2	Each of Linde plc and Linde Finance shall promptly notify in writing the Fiscal Agent of any change in the names of the person or persons whose signatures are to be used.

4	Issuance of Notes

4.1

Upon the conclusion of any Relevant Agreement, the relevant Issuer shall, as soon as practicable but in any event, not later than 2.00 p.m. (Frankfurt time) on the third Frankfurt business day prior to the proposed Issue Date in relation to each Tranche:

4.1.1

confirm to the Fiscal Agent by telefax or any electronic information system agreed between the Fiscal Agent and the relevant Issuer all such information as the Fiscal Agent may reasonably require to carry out its functions under this Agreement and such details as are necessary to enable it to authenticate and deliver the Global Note;

4.1.2

(if no standard payment instructions have been given to the Fiscal Agent) designate by telefax or any other form of communication agreed between the Fiscal Agent and the relevant Issuer the account of the relevant Issuer to which payment of the proceeds of issue should be made;

4.1.3	deliver to the Fiscal Agent a copy, duly executed, of the Final Terms; and

5

4.1.4

deliver to the Fiscal Agent the completed Global Note (in unauthenticated form but executed on behalf of the relevant Issuer) in relation to the relevant Tranche, with the Conditions to be attached to the Global Note (in the case Part I of the Final Terms replicates the relevant provisions of Option I or Option II and completes the relevant placeholders in Option I or Option II , as relevant) or a copy of the Final Terms, duly executed on behalf of the relevant Issuer to be attached by the Fiscal Agent to the Global Note together with the relevant set of the Terms and Conditions of the Notes (in the case Part I of Final Terms only refers to the relevant provisions of Option I or Option II).

4.2

On or before 10.00 a.m. (Frankfurt time) on the Frankfurt business day prior to the Issue Date in relation to each Tranche or such other time as may be agreed between the Fiscal Agent and the Relevant Clearing System, the Fiscal Agent shall

4.2.1	authenticate the Global Note;

4.2.2

deliver the Global Note to, or to a depositary for, the Relevant Clearing System (which, in the case of CBL and Euroclear, shall be a specified common depositary) or specified Common Safekeeper (if the Global Note is an NGN), and instruct the Common Safekeeper to effectuate the Global Note (if the same will not bear the original signature of the relevant Issuer, due to its electronic transmission to the Common Safekeeper);

4.2.3

if the Global Note is an NGN, instruct CBL and Euroclear to make the appropriate entries in their records to reflect the initial (in the case of the first Tranche of Notes of any Series) or increased (in the case of a subsequent Tranche of Notes of any Series) outstanding aggregate principal amount of the relevant Series; and

4.2.4

instruct the Relevant Clearing System to credit Notes represented by a Global Note to the Fiscal Agent’s distribution account and to hold each such Note to the order of the relevant Issuer pending delivery to the Relevant Dealer(s) on a delivery against payment basis (or on such other basis as shall have been agreed between the relevant Issuer and the Relevant Dealer and notified to the Fiscal Agent) in accordance with the normal procedures of the Relevant Clearing System and, following payment, to credit the Notes represented by such Global Note to such securities account(s) as shall have been notified to the Fiscal Agent by the Relevant
Dealer(s).

4.3

The Fiscal Agent shall on the Issue Date in respect of the relevant Tranche and against receipt of funds from the Relevant Dealer(s) transfer the proceeds of issue to the relevant Issuer to the account notified in accordance with sub-clause 4.1 above.

4.4

Where the Fiscal Agent delivers any authenticated Global Note to a Common Safekeeper for effectuation using electronic means, it is authorised to destroy the Global Note retained by it following its receipt of confirmation from the Common Safekeeper that the relevant Global Note has been effectuated.

4.5

Where the Fiscal Agent acts as receiving bank for the relevant Issuer in respect of the proceeds of issue of Notes being issued, if on the relevant Issue Date the Fiscal Agent does not receive the full proceeds of issue in respect of any Note (the “Defaulted Note”) and, as a result, the Defaulted Note remains in the Fiscal Agent’s distribution account with the Clearing System after such Issue Date, the Fiscal Agent shall:

4.5.1	continue to hold the Defaulted Note to the order of the relevant Issuer;

6

4.5.2	notify the relevant Issuer forthwith of the non-receipt of the proceeds of issue in respect of the Defaulted Note; and, subsequently,

4.5.3	notify the relevant Issuer forthwith upon receipt of the full proceeds of issue in respect of such Defaulted Note and pay to the relevant Issuer the amounts so received.

4.6

The Fiscal Agent shall hold in safe custody all unauthenticated Global Notes delivered to it in accordance with this Clause 4 and shall ensure that the same are authenticated and delivered only in accordance with the terms hereof and, if applicable, the relevant Global Note. The relevant Issuer shall ensure that each of the Fiscal Agent holds sufficient Global Notes to fulfil its respective obligations under this Clause 4. The Fiscal Agent undertakes to notify the relevant Issuer if it holds insufficient Global Notes for such purposes.

4.7

The Fiscal Agent is authorised by each Issuer to authenticate such Global Notes as may be required to be authenticated hereunder by the signature of any person duly authorised for the purpose by the Fiscal Agent.

4.8

In the event that a person who has signed on behalf of the relevant Issuer any Note not yet issued but held by the Fiscal Agent in accordance with Clause 4.6 ceases to be authorised, the Fiscal Agent shall (unless the relevant Issuer gives written notice to the Fiscal Agent that Notes signed by that person do not constitute valid and binding obligations of the relevant Issuer or otherwise until replacements have been provided to the Fiscal Agent) continue to have authority to issue any such Global Notes, and the relevant Issuer hereby warrants to the Fiscal Agent that such Global Notes shall, unless notified as aforesaid, be valid and binding obligations of the relevant Issuer. Promptly upon such person ceasing to be authorised, the relevant Issuer shall provide the Fiscal Agent with replacement Global Notes and upon receipt of such replacement Global Notes the Fiscal Agent shall cancel and destroy the Notes held by it which are signed by such person and shall provide to the relevant Issuer a confirmation of destruction in respect thereof specifying the Notes so cancelled and destroyed.

4.9

Subject to the procedures set out in the Procedures Memorandum, for the purposes of this Clause 4 each of the Fiscal Agent is entitled to treat a telephone or telefax communication from a person purporting to be (and who the Fiscal Agent believes in good faith to be) the authorised representative of the relevant Issuer named in the list referred to in, or notified pursuant to, Clause 11.7 as sufficient instructions and authority of the relevant Issuer for the Fiscal Agent to act in accordance with this Clause 4.

4.10

If the Fiscal Agent, in its discretion, pays an amount (the “Advance”) to the relevant Issuer on the basis that a payment (the “Payment”) has been or will be, received from a Dealer and if the Payment is not received by the Fiscal Agent on the date the Fiscal Agent pays the relevant Issuer, the relevant Issuer (failing which the Guarantor, if Linde Finance is the Relevant Issuer) shall repay to the Fiscal Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment in full of the Advance and receipt in full by the Fiscal Agent of the Payment from the Dealer (at a rate quoted at that time by the Fiscal Agent as its cost of funding the Advance).

7

5	Exchange of Notes

Upon any exchange of all or a part of the Notes represented by a Temporary Global Note for Notes represented by a Permanent Global Note, the Fiscal Agent shall:

5.1	prepare, complete and authenticate such Permanent Global Note in accordance with the terms hereof and of such Global Note;

5.2

deliver such Permanent Global Note to, or to the depositary for, the Relevant Clearing System which is holding the Temporary Global Note (if such Permanent Global Note is an NGN, to the Common Safekeeper to effectuate the same, as applicable);

5.3

instruct the Relevant Clearing System to make all notations on the Global Notes as may be required reflecting the reduction, respectively the increase, of the aggregate principal amount of the respective Global Note; and

5.4	in the case of any Global Note which is an NGN, instruct CBL and Euroclear to make appropriate entries in their records to reflect such exchange.

In the case of a total exchange, the Fiscal Agent shall cancel or arrange for the cancellation of the relevant Global Note.

6	Payments

6.1

Each Issuer (failing which the Guarantor, if Linde Finance is the Relevant Issuer) shall not later than 9 hours (local time in the relevant financial centre of the currency payable which include Japanese yen, New Zealand dollar, Hong Kong dollar and Australian dollar as well as euro) or in case of Pound sterling not later than 10 hours (Frankfurt time) or in case of U.S. dollar, Canadian dollar not later than 15 hours (Frankfurt time) – any other currencies need to be checked with the Fiscal Agent prior to payment – on each date on which any payment in respect of any Note becomes due, transfer to such account as the Fiscal Agent shall specify such amount in the currency in which the relevant payment falls to be made as shall be sufficient for the purposes of such funds being settled through such payment system as the Fiscal Agent and the relevant Issuer may agree. The Fiscal Agent shall not be liable to account for interest on money paid to it by the relevant Issuer. Money held by the Fiscal Agent need not to be segregated except as required by law.

6.2

The relevant Issuer (failing which the Guarantor, if Linde Finance is the Relevant Issuer) shall ensure that not later than 10.00 a.m. (Frankfurt time) on the third Frankfurt business day immediately preceding the date on which any payment is to be made to the Fiscal Agent pursuant to sub-clause 6.1, the Fiscal Agent shall receive an irrevocable payment confirmation from the paying bank of the relevant Issuer.

6.3

Subject to the receipt by the Fiscal Agent of the payment as provided in sub-clause 6.1 above, the Fiscal Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the relevant Issuer and (if Linde Finance is the Relevant Issuer) the Guarantor in the manner provided in the Conditions. If any payment provided for in sub-clause 6.1 is made late but otherwise in accordance with the provisions of this Agreement, the Fiscal Agent and/or each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment. The Fiscal Agent shall, as soon as reasonably possible on the business day following the due date, notify the relevant Issuer if it has not received such payment from the relevant Issuer.

6.4

If the Fiscal Agent has reason to believe that the amounts to be received by the Fiscal Agent pursuant to sub-clause 6.1 will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, neither the Fiscal Agent nor any Paying Agent shall be obliged to pay any such claims until the Fiscal Agent, has received the full amount of all such payments.

8

6.5

The Fiscal Agent shall not be obliged to repay any moneys paid to it by an Issuer in respect of any Note or the Guarantor in respect of the Guarantee unless or until claims against the relevant Issuer or the Guarantor in respect of the relevant Notes or the Guarantee are prescribed or the obligation to make the relevant payment ceases in accordance with the Conditions or the terms of the Guarantee. In such event it shall upon the request of the relevant Issuer repay, as soon as practicable, to the relevant Issuer or the Guarantor, as the case may be, such portion of such amount as relates to such claim or payment by paying the same by credit transfer to such account with such bank as the relevant Issuer or the Guarantor may by notice to the Fiscal Agent have specified for this purpose, provided the Fiscal Agent still holds the relevant amount.

6.6

If the Fiscal Agent pays any amounts to the Holders or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with sub-clause 6.1 (the excess of the amounts so paid over the amounts so received being the “Shortfall”), the relevant Issuer (failing which the Guarantor, if Linde Finance is the Relevant Issuer) shall, in addition to paying amounts due under sub-clause 6.1, pay to the Fiscal Agent on demand interest (at a rate which represents the Fiscal Agent’s cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Fiscal Agent of the Shortfall.

6.7

Where Notes are represented by a Global Note, all payments due in respect of such Notes shall be made to, or to the order of, the holder of the Global Note, subject to and in accordance with the provisions of the Global Note and the Conditions.

6.8

lf the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made therefrom), the Fiscal Agent to which a Note is presented for the purpose of making such payment shall make a record of such Shortfall on the Note and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made.

7	Miscellaneous Duties of the Fiscal Agent and the Paying Agent(s)

7.1

If the Notes of the relevant Tranche are initially represented by a Temporary Global Note the following provisions shall apply in the case that the relevant Clearing System does not determine the Exchange Date on the end of the distribution compliance period:

7.1.1

The Fiscal Agent shall determine the Exchange Date for such Temporary Global Note in accordance with the terms thereof. Forthwith upon determining the Exchange Date in respect of any Tranche in accordance with the Conditions, the Fiscal Agent shall notify such determination to the relevant Issuer, the Guarantor (if Linde Finance is the Relevant Issuer), the Relevant Dealer and the Clearing System.

7.1.2

In the case of a Tranche in respect of which there is only one Relevant Dealer, the Fiscal Agent will determine the end of the distribution compliance period in respect of such Tranche as being the fortieth day following the date certified by the Relevant Dealer to the Fiscal Agent as being the date as of which distribution of the Notes of that Tranche was completed.

9

7.1.3

In the case of a Tranche in respect of which there is more than one Relevant Dealer but which is not issued on a syndicated basis, the Fiscal Agent will determine the end of the distribution compliance period in respect of such Tranche as being the fortieth day following the latest of the dates certified by all the Relevant Dealers to the Fiscal Agent as being the respective dates as of which distribution of the Notes of that Tranche purchased by each such Relevant Dealer was completed.

7.1.4

In the case of a Tranche issued on a syndicated basis, the Fiscal Agent will determine the end of the distribution compliance period in respect of such Tranche as being the fortieth day following the date certified by the Lead Manager to the Fiscal Agent as being the date as of which distribution of the Notes of that Tranche was completed.

7.1.5

Forthwith upon determining the end of the distribution compliance period in respect of any Tranche, the Fiscal Agent shall notify such determination to the relevant Issuer, the Guarantor (if Linde Finance is the Relevant Issuer), the Clearing System and the Relevant Dealer(s) (in the case of a non-syndicated issue) or the Lead Manager (in the case of a syndicated issue).

7.2

In the case the Notes of the relevant Tranche are to be listed on Euro MTF market of the Luxembourg Stock Exchange or, as the case may be, any further stock exchange and where the rules of such stock exchange require submission of the Final Terms for the listing of such Notes only, the relevant Issuer shall deliver to the Luxembourg Listing Agent a copy of the Final Terms in relation to such Tranche and, in the case Part I of the Final Terms replicates the relevant provisions of Option I or Option II and completes the relevant placeholders in Option I or Option II, as relevant, the Conditions to such stock exchange or the relevant listing agent as agreed between the relevant Issuer and the Relevant Dealer and notified to the Fiscal Agent as soon as practicable but in any event, subject to the timely receipt thereof, not later than the time required by such stock exchange for submission of Final Terms.

7.3

The Fiscal Agent shall not have any responsibility in respect of the listing of Notes to be issued under the Programme on any German stock exchange. If in respect of any Tranche of Notes, the applicable Final Terms provide for the listing of such Tranche on a German stock exchange, the Relevant Dealer shall attend to obtaining such listing.

7.4

Upon the receipt by the Fiscal Agent of a demand or notice from any Holder in accordance with the Conditions the Fiscal Agent shall forward a copy thereof to the relevant Issuer and (if Linde Finance is the Relevant Issuer) the Guarantor.

7.5

On behalf of and at the request and expense of the relevant Issuer the Fiscal Agent shall cause to be published, or delivered to Holders, all notices required to be given by the relevant Issuer or the Guarantor (if Linde Finance is the Relevant Issuer) to the Holders in accordance with the Conditions. The final version of such notices shall be delivered to the Fiscal Agent by e-mail and confirmed by telefax signed by duly authorised signatories:

7.5.1

with respect to notices to be published in a daily newspaper (i) in the United Kingdom not later than 10.00 a.m. on the ninth Frankfurt business day prior to the date of publication, (ii) in the Federal Republic of Germany or Luxembourg not later than 10.00 a.m. on the seventh Frankfurt business day prior to the date of publication, and (iii) in any other country on such date and time as shall be agreed between the relevant Issuer and the Fiscal Agent on a case by case basis;

7.5.2	with respect to notices to be communicated via the Clearing System not later than 10.00 a.m. on the second Frankfurt business day prior to the date of transmission to the Clearing System; and

10

7.5.3	with respect to notices to be published on the website of the Luxembourg Stock Exchange not later than 10.00 a.m. on the fourth Frankfurt business day prior to the date of publication.

7.5.4	with respect to notices to be published in the Federal Gazette (Bundesanzeiger) not later than 10.00 a.m. on the fifth Frankfurt business day prior to the date of publication;

In determining the time limits above the relevant Issuer shall take into account the respective periods according to the Conditions after the expiration of which such notices are deemed to have been validly given to the Holders.

7.6

If the relevant Issuer is, in respect of any payment, required to withhold or deduct any amount for or on account of taxes or duties of whatever nature as specifically contemplated under the Conditions, the relevant Issuer and/or the Guarantor (if Linde Finance is the Relevant Issuer) shall give notice thereof to the Fiscal Agent as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Fiscal Agent such information as either of them shall require to enable it to comply with such requirement. With respect to any withholding or deduction pursuant to § 7 of the Terms and Conditions, the relevant Issuer shall contact the Fiscal Agent first to clarify if and how such requirement could technically be complied with by the Fiscal Agent.

7.7

The executed Guarantee shall be deposited with the Fiscal Agent and shall be held in safe custody by it on behalf of the Holders at its Specified Office for the time being. The Fiscal Agent shall upon request issue a certified copy of the Guarantee to a Holder for the purposes set out in Clause 11 of the Guarantee.

7.8

The Paying Agent(s) shall hold available for inspection at their Specified Offices during normal business hours copies of all documents required to be so available as provided in the Prospectus, or in relation to any Notes, the Conditions or Final Terms in respect of such Notes, or as may be required by the rules of any stock exchange on which the Notes may be listed.

7.9	For the above purposes, the Issuers shall furnish to the Fiscal Agent for distribution among the Paying Agent(s) sufficient copies of each of the relevant documents.

7.10

In respect of any Series of Notes that are NGNs, each Paying Agent agrees that if any information that is required by the Fiscal Agent to perform the duties set out in Schedule 2 hereto becomes known to it, it will promptly provide such information to the Fiscal Agent.

7.11

Each of the Agents shall severally indemnify Linde plc and Linde Finance against any claim, demand, action, liability, loss or expense (including legal fees and any applicable value added tax) which either of them may incur, as a result or arising out of any negligent or wilful breach by such Agent of its obligations under this Agreement. The indemnification shall continue after the expiry or termination of this Agreement provided that the negligent or wilful breach by such Agent of its obligations under this Agreement occurred before the expiry or termination of this Agreement.

7.12

Upon fulfilment of all payment obligations of the relevant Issuer in respect of any Notes, the Fiscal Agent shall procure that the relevant Global Note (other than an NGN intended to be held in a manner, which would allow Eurosystem eligibility) is cancelled and shall deliver a certificate of destruction to the relevant Issuer.

11

7.13

Each Issuer undertakes to notify the Fiscal Agent of any changes in the identity of the Dealers appointed generally in respect of the Programme and the Fiscal Agent agrees to notify the other Paying Agent(s) thereof.

7.14

If the presentation period in respect of Notes as specified in Clause 8 of the Conditions of the Notes shall have lapsed and provided that there is no outstanding bona fide and proper claim in respect of any payment in respect of the Notes, the Fiscal Agent shall on demand pay to the relevant Issuer or the Guarantor, as the case may be, sums equivalent to any amounts paid to it by the relevant Issuer or the Guarantor, as the case may be, for the purposes of such payments, provided the Fiscal Agent still holds the relevant amount.

8	Appointment and Duties of the Calculation Agent

8.1

Except for the calculation of the Early Redemption Amount pursuant to § 5[(8)(b)] of Option I of the Terms and Conditions, the Fiscal Agent may be appointed as Calculation Agent in respect of any Series of Notes by agreement with the relevant Issuer. The Fiscal Agent shall be deemed to having agreed to act as Calculation Agent in respect of a Series if it shall have been named as Calculation Agent in the relevant Final Terms not later than five Frankfurt business days before the Issue Date or, if earlier, the first date on which it is required to make any calculation or determination and shall not have notified the relevant Issuer that it does not wish to be so appointed within three Frankfurt business days of receipt by it of the relevant Final Terms.

8.2

If the Fiscal Agent has agreed, or is deemed to have agreed to act as Calculation Agent, it shall perform all matters expressed to be performed by it in, and otherwise comply with, the Conditions and the provisions of this Agreement and, in connection therewith, shall take all such action as may be incidental thereto.

8.3	The Calculation Agent shall in respect of each Series of Notes in relation to which it is appointed as such:

8.3.1

obtain such quotes and rates and/or make such determinations, calculations, adjustments, notifications and publications as may be required to be made by it by the Conditions at the times and otherwise in accordance with the Conditions; and

8.3.2

maintain a record of all quotations obtained by it and of all amounts, rates and other items determined or calculated by it and make such record available for inspection at all reasonable times during normal business hours by the relevant Issuer and the Paying Agent(s).

8.4

Notwithstanding any other provision of §3(3) of Option II of the Terms and Conditions, if, in the Calculation Agent’s opinion there is any uncertainty between two or more alternative courses of action in making any determination or calculation under §3(3) of Option II of the Terms and Conditions, the Calculation Agent shall promptly notify the relevant Issuer thereof and the relevant Issuer shall direct the Calculation Agent in writing as to which alternative course of action to adopt. If the Calculation Agent is not promptly provided with such direction, or is otherwise unable to make such calculation or determination for any reason, it shall notify the relevant Issuer thereof and the Calculation Agent shall be under no obligation to make such calculation or determination and shall not incur any liability for not doing so.

8.5

Notwithstanding any other provision of §3(3) of Option II the Terms and Conditions, neither the relevant Issuer nor the Independent Adviser (as the case may be) shall be able to effect any Benchmark Amendments which, in the sole opinion of the Fiscal Agent, Calculation Agent or the Paying Agent, would have the effect of increasing the obligations or duties, or decreasing the rights or protections, of the Fiscal Agent, Calculation Agent or the Paying Agent (as the case may be).

12

9	Early Redemption of Notes

9.1

If the relevant Issuer decides to redeem any Notes for the time being outstanding prior to their Maturity Date in accordance with the Conditions, it shall give notice of such decision to the Fiscal Agent not less than 14 Frankfurt business days before the date on which it will give notice to the Holders in accordance with the Conditions of such redemption in order to enable the Fiscal Agent to undertake its obligations herein and in the Conditions.

9.2	lf only some of the Notes are to be redeemed on such date, the Fiscal Agent shall take the required steps for identifying the Notes to be redeemed in accordance with the Conditions.

9.3

The Fiscal Agent shall publish the notice required in connection with any such redemption. Such notice shall specify the matters relevant in respect of such redemption in accordance with the provisions of the Conditions. The Fiscal Agent will also notify the other Paying Agent(s) of any date fixed for redemption of any Notes.

9.4

The Fiscal Agent will keep a stock of redemption notices (in the form of Schedule 4 attached hereto or in such form as may be agreed between the Issuers and the Fiscal Agent) and will make such notices available on demand to Holders of Notes, the Conditions of which provide for redemption at the option of Holders. The Fiscal Agent shall, upon receipt of any such redemption notice, notify forthwith the relevant Issuer thereof. At the end of each period for the exercise of such option, the Fiscal Agent shall promptly notify the relevant Issuer of the principal amount of Notes together with their securities identification numbers in respect of which such option has been exercised.

10	Fees and Expenses

10.1

The relevant Issuer (failing which the Guarantor, if Linde Finance is the Relevant Issuer) shall pay to the Fiscal Agent for its own account and for the account of the Paying Agent(s), as long as such Paying Agent(s) belong to the group of companies controlled by the Fiscal Agent, and, in case the Fiscal Agent acts as Calculation Agent, the Calculation Agent, such fees as may have been agreed between them and the Fiscal Agent in respect of the services of such Agents hereunder. The relevant Issuer (failing which the Guarantor, if Linde Finance is the Relevant Issuer) shall pay to any Calculation Agent such fees as may have been agreed between the relevant Issuer and the Guarantor (if Linde Finance is the Relevant Issuer) and such Calculation Agent in respect of its services hereunder.

10.2

The relevant Issuer (failing which the Guarantor, if Linde Finance is the Relevant Issuer) shall reimburse each Agent for all expenses (including legal fees and any applicable value added tax) properly incurred in connection with its services hereunder.

10.3

The relevant Issuer (failing which the Guarantor, if Linde Finance is the Relevant Issuer) shall pay all stamp, documentary, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the execution and delivery of this Agreement and any letters of appointment under which any Agent is appointed as agent hereunder. The Issuers shall indemnify (failing which the Guarantor, if Linde Finance is the Relevant Issuer) each Agent against any claim, demand, action, liability, loss or expense (including legal fees and any applicable value added tax) which it may incur or which may be made against it as a result or arising out of any failure to pay or delay in paying any of the amounts on account of any such documentary and other taxes and duties.

13

11	Terms of Appointment

11.1	Each of the Agents and (in the case of (b), (d), (e) and (f)) each Calculation Agent may, in connection with its services hereunder:

11.1.1	except as ordered by a court of competent jurisdiction or as required by law, treat the bearer of any Note as the owner thereof and make payments thereon accordingly;

11.1.2	assume that the terms of each Note as issued are correct;

11.1.3

refer any question relating to the ownership of any Note or the adequacy or sufficiency of any evidence supplied in connection with the replacement of any Note to the relevant Issuer for determination by such Issuer and rely upon any determination so made;

11.1.4	rely upon the terms of any notice, communication or other document reasonably believed by it to be genuine;

11.1.5

engage and pay for the advice or services of any lawyers or other experts whose advice or services may to it seem necessary and rely upon any advice so obtained. Such Agent shall be protected and shall incur no liability as against Linde plc or Linde Finance in respect of any action taken, or suffered to be taken, in accordance with such advice and in good faith; and

11.1.6

treat itself as being released from any obligation to take any action hereunder which it reasonably expects will result in any expense or liability to it, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.

11.2

In acting hereunder and in connection with the Notes, the Agents shall act solely as agents of Linde plc and Linde Finance and will thereby not assume any obligations towards or relationship of agency or trust for or with any of the Holders.

11.3	In acting hereunder and in connection with the Notes, the Agents shall not be liable for the legality, validity or enforceability of any Note.

11.4

Each Agent may purchase, hold and dispose of Notes and may enter into any transaction (including, among other transactions, any depositary, trust or agency transaction) with any Holder or with any other party hereto in the same manner as if it had not been appointed as the agent of Linde plc and Linde Finance.

11.5

The Issuers (failing which the Guarantor, if Linde Finance is the Relevant Issuer) shall indemnify each Agent against any claim, demand, action, liability, loss or expense (including legal fees and any applicable value added tax) which such Agent may incur, otherwise than as a result of or arising out of any negligent or wilful breach by such Agent of its obligations under this Agreement. The indemnification shall continue after the expiry or termination of this Agreement.

11.6	The obligations of the Agents hereunder shall be several, and not joint.

14

11.7

Each of the Issuers shall provide the Fiscal Agent with a list of persons authorised to execute documents and take action on its behalf in connection with this Agreement, such list to be signed by two duly authorised signatories of Linde plc and Linde Finance, respectively. Linde plc and Linde Finance shall notify the Fiscal Agent immediately if any of such persons ceases to be so authorised or if any additional person becomes so authorised by notice signed by two duly authorised signatories of Linde plc and Linde Finance, as the case may be.

12	Warranties and Undertakings

As at the date of this Agreement, Linde plc and Linde Finance hereby warrants in respect of itself only, and Linde plc in respect of Notes issued by Linde Finance warrants in its capacity as Guarantor jointly and severally with Linde Finance to the Fiscal Agent:

12.1

that neither the U.S. Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nation Security Council (“UNSC”), the European Union (the “EU”) nor Her Majesty’s Treasury has imposed any sanctions against Linde plc, Linde Finance or, to the best knowledge of Linde plc and Linde Finance, against any of their subsidiaries, directors, or officers, or any of their employees who will act in any capacity in connection with or benefit from the Programme because of the violation of any laws and regulations administered by OFAC, the U.S. Department of State, the UNSC, the EU or Her Majesty’s Treasury, respectively.

This representation is only made to the extent that it does not result in a violation of or conflict with Section 7 of the German Foreign Trade Ordinance (§ 7 Außenwirtschaftsverordnung - AWV), any provision of Council Regulation (EC) No 2271/96 (or any law or regulation imposing penalties in respect of such regulation in the United Kingdom or any member state of the European Union) or any similar applicable blocking or anti-boycott statue in any member state of the European Union or the United Kingdom.

12.2

that Linde plc and Linde Finance will not use the proceeds from the issuance of Notes under the Programme in violation of any laws and regulations administered by OFAC, the U.S. Department of State, UNSC, the EU and the United Kingdom, respectively.

This undertaking is only given to the extent that it does not result in a violation of or conflict with Section 7 of the German Foreign Trade Ordinance (§ 7 Außenwirtschaftsverordnung - AWV), any provision of Council Regulation (EC) No 2271/96 (or any law or regulation imposing penalties in respect of such regulation in the United Kingdom or any member state of the European Union) or any similar applicable blocking or anti-boycott statue in any member state of the European Union or the United Kingdom.

12.3

that Linde plc is a public limited company duly established under the laws of the Republic of Ireland with full power and authority to own its assets and to conduct its business as described in the Prospectus;

12.4

that Linde Finance is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) duly incorporated under Dutch law with full power and authority to own its assets and to conduct its business as described in the Prospectus;

12.5

that the execution and delivery of this Agreement, have been duly authorised by Linde plc and/or Linde Finance and this Agreement constitutes legal, valid and binding obligations of Linde plc and Linde Finance enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally;

12.6

that the execution and delivery of this Agreement will not infringe any law or regulation of its jurisdiction of incorporation and are not contrary to the provisions of the constitutional documents of Linde plc and/or Linde Finance and will not result in any violation of the terms of any instrument or agreement to which Linde plc and/or Linde Finance is a party or by which Linde plc and/or Linde Finance or their respective property is bound; and

15

12.7

that all licences, consents, approvals, authorisations, orders and clearances of all regulatory authorities required by the relevant Issuer and/or the Guarantor for or in connection with the execution and delivery of, and compliance with the terms of, this Agreement have been obtained and are in full force and effect.

13	Know-your Customer

Upon the request of any Agent, each of the Issuers and the Guarantor shall promptly supply or procure the supply of such documentation and other evidence as is reasonably required by the Agent to carry out and be satisfied to have complied with all necessary “know your customer” or similar checks under all applicable laws and regulations.

14	Changes in Agents

14.1

The Fiscal Agent may (subject as provided in sub-clause 14.3 below) at any time resign as Fiscal Agent by giving at least 45 days’ written notice to Linde plc and Linde Finance of such intention on its part, specifying the date on which its desired resignation shall become effective.

14.2

The Fiscal Agent may (subject as provided in sub-clause 14.3 below) be removed at any time by Linde plc and Linde Finance on at least 45 days’ notice by the filing with it of an instrument in writing signed on behalf of Linde plc and Linde Finance specifying such removal and the date when it shall become effective.

14.3

Any resignation under sub-clause 14.1 or removal under sub-clauses 14.2 or 14.4 shall only take effect upon the appointment by Linde plc and Linde Finance as hereinafter provided, of a successor Fiscal Agent and (other than in cases of insolvency of the Fiscal Agent) on the expiry of the notice to be given under Clause 14. Linde plc and Linde Finance agree with the Fiscal Agent that if, by the day falling ten days before the expiry of any notice under sub-clause 14.1, Linde plc and Linde Finance have not appointed a successor Fiscal Agent, then the Fiscal Agent shall be entitled, on behalf of Linde plc and Linde Finance, to appoint as a successor Fiscal Agent in its place a reputable financial institution of good standing which Linde plc and Linde Finance shall approve (such approval not to be unreasonably withheld or delayed).

14.4

In case at any time the Fiscal Agent resigns, or is removed, or becomes incapable of acting or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law a successor Fiscal Agent, which shall be a reputable financial institution of good standing may be appointed by Linde plc and Linde Finance by an instrument in writing filed with the successor Fiscal Agent. Upon the appointment as aforesaid of a successor Fiscal Agent and acceptance by the latter of such appointment and (other than in case of insolvency of the Fiscal Agent when it shall be of immediate effect) upon expiry of the notice to be given under Clause 15, the Fiscal Agent so superseded shall cease to be the Fiscal Agent hereunder.

16

14.5

Subject to the applicable provisions of the Conditions, Linde plc and Linde Finance may, after prior consultation with the Fiscal Agent, terminate the appointment of any Paying Agent or Calculation Agent at any time and/or appoint one or more further Paying Agent(s) or Calculation Agent by giving to the Fiscal Agent, and to the relevant Paying Agent at least 45 days’ notice in writing to that effect (other than in the case of insolvency of the Paying Agent or Calculation Agent).

14.6

Subject to the applicable provisions of the Conditions, any Paying Agent or Calculation Agent may resign its appointment hereunder at any time by giving Linde plc and Linde Finance and the Fiscal Agent at least 45 days’ written notice to that effect.

14.7	Upon its resignation or removal becoming effective, the Fiscal Agent:

14.7.1

shall forthwith transfer all moneys held by it hereunder and, if applicable, the documents and records referred to in Clauses 7.7, 7.8, 7.9 and 16 and all Notes surrendered and not yet destroyed to the successor Fiscal Agent hereunder; and

14.7.2	shall be entitled to the payment by Linde plc and Linde Finance of its fees and expenses for the services therefore rendered hereunder in accordance with the terms of Clause 10.

14.8

Upon its appointment becoming effective, a successor Fiscal Agent or Calculation Agent and any new Paying Agent shall, without further act, become vested with all the rights, duties and obligations of its predecessor or, as the case may be, a Paying Agent with like effect as if originally named as Fiscal Agent or (as the case may be) a Paying Agent or Calculation Agent hereunder.

14.9

lf the Fiscal Agent or any Paying Agent or Calculation Agent determines to change its Specified Office it shall (after having, in any such case other than a change of Specified Office within the same country, obtained the prior written approval of Linde plc and Linde Finance thereto) give to Linde plc and Linde Finance and (if applicable) the Fiscal Agent written notice of such determination giving the address of the new Specified Office which shall be in the same country and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Fiscal Agent (on behalf of the Issuers (failing which the Guarantor, if Linde Finance is the Relevant Issuer)) shall within 15 days of receipt of such notice (unless the appointment of the Fiscal Agent or the Paying Agent or Calculation Agent, as the case may be, is to terminate pursuant to the above sub-clauses on or prior to the date of such change) give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Holders in accordance with the Conditions.

15	Merger and Consolidation

Any corporation into which the Fiscal Agent, Paying Agent or Calculation Agent may be merged or converted, or any corporation with which the Fiscal Agent, Paying Agent or Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Fiscal Agent, Paying Agent or Calculation Agent shall be a party, or any corporation to which the Fiscal Agent, Paying Agent or Calculation Agent shall sell or otherwise transfer all or substantially all the assets of the Fiscal Agent, Paying Agent or Calculation Agent shall, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Fiscal Agent, Paying Agent or Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by Linde plc or Linde Finance and after the said effective date all references in this Agreement to the Fiscal Agent, Paying Agent or Calculation Agent shall be deemed to be references to such corporation. Written notice of any such merger, conversion, consolidation or transfer shall be given to Linde plc and Linde Finance by the Fiscal Agent, Paying Agent or Calculation Agent concerned.

17

16	Notification of Changes in Agents

Following receipt of notice of resignation from the Fiscal Agent, Paying Agent or Calculation Agent and forthwith upon appointing a successor Fiscal Agent, Paying Agent or Calculation Agent or on giving notice to terminate the appointment of any Fiscal Agent, Paying Agent or Calculation Agent, the Fiscal Agent shall give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Holders in accordance with the Conditions. Such notice shall be on behalf and at the expense of the Issuers unless the resignation from or termination of the appointment is solely attributable to the party giving notice in which case such party shall bear the costs.

17	Communication between the Parties

A copy of all communications relating to the subject matter of this Agreement between the Issuers or (the Guarantor, if Linde Finance is the Relevant Issuer) and the Holders on the one hand and any of the Paying Agent(s) (other than the Fiscal Agent or the Calculation Agent) on the other hand shall be sent by the Paying Agent or the Calculation Agent to the Fiscal Agent.

18	Taxes and Stamp Duties

Linde plc and Linde Finance agree to pay any and all stamp, registration or documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

19	Power of Attorney

If Linde Finance is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of the Netherlands, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

20	Notices and Communications

20.1

All notices and communications under this Agreement shall be by letter or telefax, posted or delivered by hand, or (but only where specifically provided in the Procedures Memorandum) by telephone. Each notice or communication shall be given as follows or in any other form of communication agreed between the parties:

18

20.1.1	if to Linde plc, at:

Linde plc

Ten Earlsfort Terrace

Dublin 2, D02 T380

Republic of Ireland

Telephone:      +44 7799 342124

Attention:        Treasury

20.1.2	if to Linde Finance, at:

Linde Finance B.V.

Buitenveldertselaan 106

1081 AB Amsterdam

The Netherlands

Telephone:      +31 20 301 3800

Telefax:          +31 20 301 3809

Attention:        The Managing Director

with a copy thereof to Linde plc at the address or telephone number specified in paragraph (a) above.

20.1.3	if to the Fiscal Agent, at:

Deutsche Bank Aktiengesellschaft

Trust & Agency Services

Taunusanlage 12

60325 Frankfurt am Main

Federal Republic of Germany

Telephone:      +49 69 910 43530

Telefax:          +49 69 910 41526

Attention:       Trust & Agency Services

e-mail:             frankfurt.mmi@db.com

20.1.4	if to the Paying Agent, at:

Deutsche Bank Aktiengesellschaft

Trust & Agency Services

Taunusanlage 12

60325 Frankfurt am Main

Federal Republic of Germany

Telephone:      ++49 69 910 30094

Telefax:           +49 69 910 38672

Attention:        Trust & Agency Services

e-mail:              frankfurt.debtservices@db.com

19

20.1.5	if to the Calculation Agent where the Fiscal Agent is the Calculation Agent, at:

Deutsche Bank Aktiengesellschaft

Trust & Agency Services

Taunusanlage 12

60325 Frankfurt am Main

Federal Republic of Germany

Telephone:      +49 69 910 30819

Telefax:          +49 69 910 38672

Attention:       Trust & Agency Services

e-mail:             frankfurt.corpactions@db.com

(or in the case of a Fiscal Agent not originally a party hereto, specified by notice to the other parties hereto at or about the time of its appointment as the agent of each of the Issuers)

20.1.6

if to the Calculation Agent where the Fiscal Agent is not the Calculation Agent to it at the address, telefax number or telephone number, specified by notice to the other parties hereto at or about the time of its appointment as agent of each of the Issuers.

or, in any case, to such other address, telefax number or telephone number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.

20.2	Every notice or communication sent in accordance with sub-clause 20.1.1 shall be effective as follows:

20.2.1	Letter or Telefax: if sent by letter or telefax, upon receipt by the addressee;

20.2.2	Telephone: if made on the telephone, upon being made.

In the case of (a) or (b) above, any such notice or communication which would otherwise take effect after 4.00 p.m. in the place of the addressee on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

21	Governing Law, Place of Jurisdiction and Process Agent

21.1	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, German law.

21.2	Any action or other legal proceedings (“Proceedings”) arising out of or in connection with this Agreement shall be brought in the District Court (Landgericht) in Frankfurt am Main.

Nothing contained herein shall limit the right of any party hereto to take Proceedings against any other party hereto in any other court of competent jurisdiction.

22	Severability and Partial Invalidity

Should any provision of this Agreement be or become invalid in whole or in part, the other provisions shall remain in force. The invalid provision shall be deemed substituted by a valid provision which accomplishes as far as legally possible the economic purposes of the invalid provision.

20

23	Amendment

This Agreement may be amended by agreement in writing among the parties hereto without the consent of the Holders.

24	Counterparts

This Agreement may be signed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement.

21

Schedule 1

Part I: German language form of Global Note

Serien Nr. [•]

Common Code Nr. [•]	WKN [•]

ISIN Nr. [•]	[Sonstige Wertpapier-Kenn-Nr. [•]

[Any United States person who holds this obligation will be subject to limitations under the United States income tax laws including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.]1

[LINDE PLC,

München, Bundesrepublik Deutschland]2

[LINDE FINANCE B.V.

Amsterdam, Niederlande]2

[Vorläufige] [Dauer-] Globalurkunde

[unter der unbedingten und unwiderruflichen Garantie der

LINDE PLC]2

über

[bis zu]3 [Währung und Gesamtnennbetrag der Emission]

SCHULDVERSCHREIBUNGEN

fällig [Fälligkeitsjahr]

Diese [Vorläufige] [Dauer-] Globalurkunde verbrieft eine ordnungsgemäß genehmigte Emission von [bis zu]3 [Währung und Gesamtnennbetrag der Emission] Schuldverschreibungen, fällig [Fälligkeitsjahr] (die “Schuldverschreibungen”) der [Linde plc] [Linde Finance B.V.] (die “Emittentin”). Bezugnahmen in dieser Urkunde auf die “Bedingungen” verstehen sich auf [Falls Teil I der Endgültigen Bedingungen nur auf die betreffenden Angaben der Option I oder der Option II verweist: den Satz der Anleihebedingungen für [Nullkupon-] Schuldverschreibungen [mit [fester] [variabler] Verzinsung] in der durch die endgültigen Bedingungen für die Schuldverschreibungen (die “endgültigen Bedingungen”) festgelegten und vervollständigten Form. Die Anleihebedingungen und endgültigen Bedingungen sind dieser Urkunde beigefügt] [Falls Teil I der Endgültigen Bedingungen die betreffenden Angaben der Option I oder der Option II wiederholt und die betreffenden Leerstellen in Option I oder Option II, je nachdem vervollständigt: die Bedingungen, die dieser Urkunde beigefügt sind]. Die Bedingungen sind Teil dieser [Vorläufigen] [Dauer-] Globalurkunde. Die in den Bedingungen definierten Begriffe haben, soweit hierin verwendet, in dieser Urkunde die gleiche Bedeutung.

[1]	Dieser Absatz ist entbehrlich, wenn die Schuldverschreibungen eine ursprüngliche Laufzeit von einem Jahr oder weniger haben.
[2]	Sofern nicht anwendbar, streichen.
[3]	Einzufügen im Falle von TEFRA D und falls die Globalurkunde bei CBF eingeliefert wird.

22

Die Emittentin verpflichtet sich, dem Inhaber dieser Urkunde die auf die durch diese [Vorläufige] [Dauer-] Globalurkunde verbrieften Schuldverschreibungen zahlbaren Beträge gemäß den Bedingungen zu zahlen.

[Bei jeder Rückzahlung oder jedem Kauf und jeder Entwertung von Schuldverschreibungen, die durch diese [Vorläufige] [Dauer-] Globalurkunde verbrieft werden, werden die Einzelheiten der Rückzahlung oder des Kaufs und der Entwertung von der oder für die Emittentin in Anhang A zu dieser Urkunde vermerkt. Der entsprechende Vermerk im Anhang A zu dieser Urkunde, in dem die Rückzahlung oder der Kauf und die Entwertung vermerkt werden, ist von der oder für die Emittentin zu unterzeichnen. Nach der Rückzahlung oder dem Kauf und der Entwertung ist der Gesamtnennbetrag dieser [Vorläufigen] [Dauer-] Globalurkunde um den gesamten Nennbetrag der zurückgezahlten oder gekauften und entwerteten Schuldverschreibungen reduziert. Der Gesamtnennbetrag dieser [Vorläufigen] [Dauer-] Globalurkunde nach der Rückzahlung oder dem Kauf und der Entwertung ist dann der jeweils letzte in der betreffenden Spalte in Teil I oder II des Anhangs A zu dieser Urkunde vermerkte Gesamtnennbetrag.]4

[Diese Vorläufige Globalurkunde wird gemäß § 1 der Bedingungen gegen eine Dauer-Globalurkunde ausgetauscht. Bei vollständigem Austausch ist diese Vorläufige Globalurkunde der Emissionsstelle auszuhändigen.]

[Falls diese Globalurkunde eine NGN5 ist, einfügen: Da diese [Vorläufige] [Dauer-] Globalurkunde eine NGN ist, wird insbesondere auf § 1 der Bedingungen hingewiesen.]

Diese [Vorläufige] [Dauer-] Globalurkunde unterliegt deutschem Recht.

Diese [Vorläufige] [Dauer-] Globalurkunde ist nur gültig, wenn sie die Kontrollunterschrift der Emissionsstelle oder ihres Beauftragten trägt.

[Falls diese Globalurkunde eine NGN ist und infolge der elektronischen Übertragung zu CBL und Euroclear als Common Safekeeper keine Originalunterschrift der Emittentin tragen wird, einfügen: Zu ihrer Gültigkeit bedarf diese [Vorläufige] [Dauer-] Globalurkunde der Bestätigung der Wirksamkeit durch den von den ICSDs bestellten Common Safekeeper.]

[München] [Amsterdam], den [Datum]

[LINDE PLC] [LINDE FINANCE B.V.]

Unterschriftsberechtigter	Unterschriftsberechtigter

Kontrollunterschrift (Ohne Obligo, Gewährleistung oder Rückgriff) von

[4]	Dieser Absatz und Anhang A sowie Anhang B entfallen, wenn die Globalurkunde eine NGN ist.
[5]	Wie in § 1 der Bedingungen definiert.

23

Unterschriftsberechtigter

[Bestätigung der Wirksamkeit

(ohne Obligo, Gewährleistung oder Rückgriff) durch

……………………………………..

als Common Safekeeper:

Unterschriftsberechtigter]6

[6]	Einzufügen, wenn die Globalurkunde eine NGN ist.

24

[Falls Teil I der Endgültigen Bedingungen nur auf die betreffenden Angaben der Option I oder der Option II verweist:

Der Satz der Anleihebedingungen für [Nullkupon-] [unverzinsliche] Schuldverschreibungen [mit [fester] [variabler] Verzinsung] und die endgültigen Bedingungen sind als Anlage beizufügen.]

[Falls Teil I der Endgültigen Bedingungen die betreffenden Angaben der Option I oder der Option II wiederholt und die betreffenden Leerstellen der Option I oder der Option II, je nachdem, vervollständigt:

Die Bedingungen sind als Anlage beizufügen.]

25

Anhang A

Teil I

Tilgungen

Tilgungstag	Gesamtbetrag des zahlbaren Kapitalbetrages	Gezahlter Kapitalbetrag	Verbleibender Gesamtnennbetrag dieser Globalurkunde nach Zahlung	Bestätigung der Zahlung durch oder für die Emittentin

26

Teil II

Kauf und Entwertung

Tag des Kaufs und der Entwertung	Betrag des Kaufs und der Entwertung	Verbleibender Gesamtnennbetrag dieser Globalurkunde nach Kauf und Entwertung	Bestätigung des Kaufs und der Entwertung durch oder für die Emittentin

27

[Der Vorläufigen Globalurkunde wird das folgende Muster beigefügt]

Anhang B

Erfassung der vorgenommenen Austausche

Datum	Nennbetrag, der gegen Dauerglobalurkunde(en) ausgetauscht wurde	Verbleibender Gesamtnennbetrag nach erfolgtem Austausch	Vermerk namens der Emittentin

28

[Die folgenden Muster werden der Bestätigung oder andere üblicherweise verwendete Muster der Vorläufigen Globalurkunde beigefügt.]

Anlage I

[Form of certificate to be given in relation to exchanges of this Temporary Global Note for the Permanent Global Note:]

[LINDE PLC]

[LINDE FINANCE B.V.]

[Aggregate principal amount and title of Notes]

(the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the Fiscal Agency Agreement, as of the date hereof, [ ] principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1. 165-12(c)(1)(iv) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Securities through and are holding through on the date hereof (as such terms “acquired through” and “holding through” are described in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia) and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

29

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Date: [    ]*

[Clearstream Banking AG / Euroclear Bank SA/NV / Clearstream Banking S.A. / other Clearing System]

[authorised signature]

*	To be dated not earlier than the Exchange Date.

30

Anlage II

[Form of certificate to be given in relation to payments of interest falling due before the Exchange Date:]

[LINDE PLC]

[LINDE FINANCE B.V.]

[Aggregate principal amount and title of Notes]

(the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the Fiscal Agency Agreement, as of the date hereof, [    ] principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Securities through and are holding through on the date hereof (as such terms “acquired through” and “holding through” are described in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia) and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

31

Date: [    ]*

[Clearstream Banking AG / Euroclear Bank SA/NV / Clearstream Banking S.A. / other Clearing System]

[authorised signature]

*	To be dated not earlier than the relevant interest payment date.

32

Anlage III

[Form of account holders certification referred to in the preceding certificates:]

[LINDE PLC]

[LINDE FINANCE B.V.]

[Aggregate principal amount and title of Notes]

(the “Securities”)

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to the United States Federal income taxation regardless of its source (“United States persons”), (ii) are owned by United States person(s) that (a) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through and are holding through on the date hereof (as such terms “acquired through” and “holding through” are described in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia) and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [    ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

33

Date: [    ]*

[Account Holder] as or as agent for the beneficial owner of the Notes.

[authorised signature]

*	To be dated not earlier than fifteen days before the Exchange Date or, as the case may be, the relevant interest payment date.

34

Schedule 1

Part II: English language form of Global Note

Series No. [•]

Common Code No. [•]	WKN [•]

ISIN No. [•]	[Other Security Identification No. [•]]

[Any United States person who holds this obligation will be subject to limitations under the United States income tax laws including limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.]1

[LINDE PLC

with statutory seat at Munich, Federal Republic of Germany]2

[LINDE FINANCE B.V.

with statutory seat at Amsterdam, The Netherlands]2

[Temporary] [Permanent] Global Note

[unconditionally and irrevocably guaranteed by

LINDE PLC]2

representing

[up to]3 [Currency and Aggregate Principal Amount of Issue]

NOTES

due [Year of Maturity]

This certificate constitutes a [Temporary] [Permanent] Global Note in respect of a duly authorised issue of [up to]3 [Currency and Aggregate Principal Amount of Issue] Notes due [Year of Maturity] (the “Notes”) of [Linde plc] [Linde Finance B.V.] (the “Issuer”). References herein to the “Conditions” shall be to the [in the case Part I of the Final Terms only refers to the relevant provisions of Option I or Option II: set of terms and conditions for [zero coupon] Notes [with [fixed] [floating] interest rates] as determined and completed by the final terms relating to the Notes (the “Final Terms”), both as annexed hereto] [in the case Part I of the Final Terms replicates the relevant provisions of Option I or Option II and completes the relevant placeholders in Option I or Option II, as relevant: Conditions as annexed hereto]. The Conditions form part of this

[1]	This legend is not required in case of Notes with a maturity of one year or less.
[2]	Delete if not applicable.
[3]	To be inserted in the case of TEFRA D and if the Global Note will be deposited with CBF.

35

[Temporary] [Permanent] Global Note. Expressions defined in the Conditions shall bear the same meanings when used in this [Temporary] [Permanent] Global Note.

The Issuer agrees to pay to the bearer hereof the amounts payable in respect of the Notes represented by this [Temporary] [Permanent] Global Note in accordance with the Conditions.

[On any redemption in respect of, or purchase and cancellation of, any of the Notes represented by this [Temporary] [Permanent] Global Note details of such redemption or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Annex A hereto and the relevant space in Annex A hereto recording any such redemption or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation, the aggregate principal amount of this [Temporary] [Permanent] Global Note shall be reduced by the total principal amount of Notes so redeemed or purchased and cancelled. The nominal amount of this [Temporary] [Permanent] Global Note following any such redemption or purchase and cancellation as aforesaid shall be the aggregate principal amount most recently entered in the relevant column in Part I or II of Annex A hereto.] 4

[This Temporary Global Note shall be exchanged into a Permanent Global Note in accordance with § 1 of the Conditions. On an entire exchange of this Temporary Global Note, this Temporary Global Note shall be surrendered to the Fiscal Agent.]

[In case this Global Note is an NGN5 insert: As this [Temporary] [Permanent] Global Note is an NGN, specific reference is made to § 1 of the Conditions.]

This [Temporary] [Permanent] Global Note is governed by, and shall be construed in accordance with, German law.

This [Temporary] [Permanent] Global Note shall not be valid unless authenticated by or on behalf of the Fiscal Agent.

[In case this Global Note is an NGN5 and will not bear the original signature of the Issuer due to its electronic transmission to be CBL or Euroclear as Common Safekeeper, insert: This [Temporary] [Permanent] Global Note shall require to be effectuated by the entity appointed as Common Safekeeper by the ICSDs in order to be valid.]

[Munich] [Amsterdam], [Date]

[4]	This legend as well as Annex A and Annex B are not applicable in case of a Global Note which is an NGN.
[5]	As defined in § 1 of the Conditions.

36

[LINDE PLC] [LINDE FINANCE B.V.]

Authorised Signatory	Authorised Signatory

Control signature

Authorised Signatory

Authenticated without recourse,

warranty or liability by

[AGENT]

By:

[Effectuated without recourse,

warranty or liability by

……………………………………..

as Common Safekeeper

By:]6

[6]	To be inserted in case of a Global Note which is an NGN.

37

[In the case Part I of Final Terms only refers to the relevant provisions of Option I or Option II:

The set of terms and conditions for [zero coupon] [non-interest-bearing] Notes [with [fixed] [floating] interest rates] and the Final Terms are to be added by attachment hereafter.]

[In the case Part I of the Final Terms replicates the relevant provisions of Option I or Option II and completes the relevant placeholders in Option I or Option II, as relevant:

The Conditions are to be attached hereafter.]

38

Annex A

Part I

Redemptions

Date of redemption	Total amount of principal payable	Amount of principal paid	Remaining aggregate principal amount of this Global Note following such redemption	Confirmation of redemption by or on behalf of the Issuer

39

Part II

Purchases and Cancellations

Date of purchase and cancellation	Part of aggregate principal amount of this Global Note purchased and cancelled	Remaining aggregate principal amount of this Global Note following such purchase and cancellation	Confirmation of purchase and cancellation by or on behalf of the Issuer

40

[The following form will be attached to the Temporary Global Note]

Annex B

Exchanges

Date	Principal amount exchanged for Permanent Global Note(s)	Remaining aggregate principal amount following such exchange	Notation made on behalf of the Issuer

41

[The following forms of certification (or such other form as shall customarily be used) will be attached to the Temporary Global Note.]

EXHIBIT I

[insert certificate to be given in relation to exchanges of this Temporary Global Note for the

Permanent Global Note - See Exhibit I (Anlage I) to German language form of Global Note]

EXHIBIT II

[insert certificate to be given in relation to payments of interest falling due before the

Exchange Date - See Exhibit II (Anlage II) to German language form of Global Note]

EXHIBIT III

[insert account holder’s certification referred to in the preceding certificates - See Exhibit III

(Anlage III) to German language form of Global Note]

42

Schedule 2

Specific duties of the Fiscal Agent in the case of NGNs

In relation to each Series of Notes that are NGNs, the Fiscal Agent will comply with the following provisions:

1.

The Fiscal Agent will inform each of Euroclear and CBL (the “ICSDs”), through the common service provider appointed by the ICSDs to service the Notes (the “CSP”), of the initial issue outstanding amount (“IOA”) for each Tranche on or prior to the relevant Issue Date.

2.

If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers’ interest in the Notes, the Fiscal Agent will (to the extent known to it) as soon as practicable provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the IOA of the Notes remains at all times accurate.

3.

The Fiscal Agent will regularly reconcile its record of the IOA of the Notes with information received from the ICSDs (through the CSP) with respect to the IOA maintained by the ICSDs for the Notes and will as soon as practicable inform the ICSDs (through the CSP) of any discrepancies.

4.	The Fiscal Agent will as soon as practicable assist the ICSDs (through the CSP) in resolving any discrepancy identified in the IOA of the Notes.

5.

The Fiscal Agent will as soon as practicable provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6.

The Fiscal Agent will (to the extent known to it) as soon as practicable provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

7.	The Fiscal Agent will (to the extent known to it) as soon as practicable provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.

8.	The Fiscal Agent will as soon as practicable pass on to the relevant Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

9.

The Fiscal Agent will (to the extent known to it) as soon as practicable notify the ICSDs (through the CSP) of any failure by the relevant Issuer to make any payment or delivery due under the Notes when due.

43

Schedule 3

The Specified Offices of the Fiscal Agent and Paying Agent

FISCAL AGENT AND PAYING AGENT

Deutsche Bank Aktiengesellschaft

Taunusanlage 12

60325 Frankfurt am Main

Federal Republic of Germany

44

Schedule 4

Part I: English Language Form of a Put Exercise Notice in case of an early redemption at the option of a holder

To:	Deutsche Bank Aktiengesellschaft (the “Fiscal Agent”)
Issuer Services
Operations Frankfurt
Taunusanlage 12
60325 Frankfurt am Main
Federal Republic of Germany

Fax:	[•]

Attn:	[•]

To:	[Linde plc (the “Issuer”)
Ten Earlsfort Terrace
Dublin 2, D02 T380
Republic of Ireland]

[Linde Finance B.V. (the “Issuer”)
Buitenveldertselaan 106
1081 AB Amsterdam
The Netherlands]

Fax:	[•]

Attn:	[•]

[insert title of relevant Series of Notes]

Series No.: [•] / ISIN: [•] / Common Code [•] / WKN [•]

issued pursuant to the

EUR 10,000,000,000 Debt Issuance Programme

of Linde plc and Linde Finance B.V.

dated 11 May 2020

By sending the duly completed Notice to the specified office of the Fiscal Agent for the above mentioned Series of Notes (the “Notes”) the undersigned holder of such Note(s) irrevocably exercises its option to have such Note(s) redeemed on [insert Put Redemption Date].

This Notice relates to Note(s) in the total principal amount of [insert currency and total principal amount].

45

Payment Instructions

Please make payment in respect of the above-mentioned Note(s) by transfer to the following bank account:

Bank:

Branch Address:

Branch Code (e.g. BLZ, BIC):

Account Number:

IBAN:

Contact details of Holder (optional/mandatory in the case of Notes deposited with Clearstream Banking AG, Frankfurt):

................................

................................

................................

................................

................................

Signature of holder:  ................................

Duly authorised on behalf of [                ]

The Holder is also requested to instruct his depositary bank to send an appropriate instruction to the relevant Clearing System via SWIFT (or other such method of communication acceptable to the relevant Clearing System) confirming the exercise of its option to redeem the Note(s).

[To be completed by recipient Fiscal Agent:]

Note:

The Fiscal Agent is entitled to treat a Put Notice as not valid unless all of the paragraphs requiring completion are duly completed. Once validly given the Put Notice is irrevocable.

46

Schedule 4

Part II: German Language Form of a Put Exercise Notice in case of an early redemption at the option of a holder

An:	Deutsche Bank Aktiengesellschaft (die “Emissionsstelle”)
Issuer Services
Operations Frankfurt
Taunusanlage 12 60325 Frankfurt am Main
Federal Republic of Germany

Fax:	[•]

Zu Händen:	[•]

An:	[Linde plc (die “Emittentin”)
Ten Earlsfort Terrace
Dublin 2, D02 T380
Republic of Ireland

[Linde Finance B.V. (die “Emittentin”)
Buitenveldertselaan 106
1081 AB Amsterdam
The Netherlands]

Fax:	[•]
Zu Händen:	[•]

[Bezeichnung der jeweiligen Serie der Schuldverschreibungen einfügen]

Serie Nr.: [•]

ISIN: [•] / Common Code [•] / WKN [•]

begeben gemäß

EUR 10,000,000,000 Debt Issuance Programme

der Linde plc und der Linde Finance B.V.

vom 11. Mai 2020

Durch die Übermittlung der ordentlich ausgefüllten Kündigungserklärung an die bezeichnete Geschäftsstelle der Emissionsstelle für die oben bezeichnete Serie von Schuldverschreibungen (die “Schuldverschreibungen”) übt der unterzeichnende Gläubiger dieser Schuldverschreibungen unwiderruflich sein Wahlrecht zur Kündigung und Rückzahlung dieser Schuldverschreibungen am [Wahl-Rückzahlungstag angeben] aus.

Diese Kündigungserklärung bezieht sich auf Schuldverschreibungen im gesamten Nennbetrag von [Währung und gesamten Nennbetrag einfügen].

47

Zahlungsinstruktionen

Bitte zahlen Sie in Bezug auf die oben bezeichneten Schuldverschreibungen per Überweisung auf das nachstehende Bankkonto:

Bank:

Adresse der Geschäftsstelle:

Code der Geschäftsstelle (z.B. BLZ, BIC):

Kontonummer:

IBAN:

Kontaktdaten des Gläubigers (optional/zwingend im Fall von Schuldverschreibungen, deren Globalurkunde von Clearstream Banking AG, Frankfurt verwahrt wird):

................................

................................

................................

................................

................................

Unterschrift des Gläubigers:	................................

Bevollmächtigt im Namen von [            ]

Der Gläubiger ist gebeten, seine Depotbank zu beauftragen, eine entsprechende Instruktion an das jeweilige Clearing System per SWIFT (oder eine andere, für das jeweilige Clearing System akzeptable Kommunikationsmethode) zu senden, durch die die Ausübung des Wahlrechts des Gläubiger auf Kündigung und Rückzahlung der Schuldverschreibungen bestätigt wird.

[von der Emissionsstelle zu vervollständigen:]

Hinweis:

Die Emissionsstelle ist berechtigt, eine Kündigungserklärung als unwirksam zu behandeln, wenn nicht alle erforderlichen Absätze vollständig ausgefüllt wurden. Eine wirksam abgegebene Kündigungserklärung ist unwiderruflich.

48

Signature Page

to the Fiscal Agency Agreement

This Agreement has been entered into on the date stated at the beginning.

LINDE PLC

By	/s/ Christopher Cossins
Name: Christopher Cossins
Title: U.K. Permanent Representative

LINDE FINANCE B.V.

By	/s/ Micha Glaser
Name: Micha Glaser
Title: Managing Director

DEUTSCHE BANK AKTIENGESELLSCHAFT

as Fiscal Agent and Paying Agent

By	/s/ Vivek Garg	By	/s/ Sabine Ebert
	Name: Vivek Garg Title: Assistant Vice President		Name: Sabine Ebert Title: Vice President

S-1